EXHIBIT 23.2
            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

Competitive  Technologies,  Inc.
Fairfield,  Connecticut
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated October 4, 2006, relating to the consolidated financial statements of Competitive Technologies, Inc. appearing in the Company's 2006 Form 10-K for the year ended July 31, 2006.
We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO  Seidman,  LLP
New  York,  New  York
March 29, 2007